                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              REMEDY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee.
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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     Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                 (REMEDY LOGO)
                               1505 SALADO DRIVE
                        MOUNTAIN VIEW, CALIFORNIA 94043

                            ------------------------

                                 April xx, 1997

TO THE STOCKHOLDERS OF REMEDY CORPORATION

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Remedy Corporation (the "Company") that will be held at the Company's offices located at 2350 Bayshore Parkway, Mountain View, California, on Wednesday, May 21, 1997, at 4:00 p.m., local time.

     Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

     It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ LAWRENCE L. GARLICK
                                          LAWRENCE L. GARLICK
                                          Chairman of the Board and
                                          Chief Executive Officer

                                 (REMEDY LOGO)

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 21, 1997

     The Annual Meeting of Stockholders of Remedy Corporation (the "Company") will be held at the Company's offices at 2350 Bayshore Parkway, Mountain View, CA 94043 on Wednesday, May 21, 1997, at 4:00 p.m., local time, for the following purposes:

          1. To elect five directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

          2. To approve an amendment to and restatement of the Company's Certificate of Incorporation (i) to increase the number of shares of Common Stock that the Company is authorized to issue from 60,000,000 to 120,000,000, and (ii) to increase the number of shares of Preferred Stock that the Company is authorized to issue from 10,000,000 to 20,000,000;

          3. To approve amendments to the 1995 Stock Option/Stock Issuance Plan, including an increase to the number of shares available, as set forth in the accompanying proxy;

          4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1997; and

          5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on March 28, 1997 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's principal executive offices located at 1505 Salado Drive, Mountain View, California 94043 during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ LAWRENCE L. GARLICK
                                          LAWRENCE L. GARLICK
                                          Chairman of the Board and
                                          Chief Executive Officer
Mountain View, California
April xx, 1997

                                   IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                                 (REMEDY LOGO)
                               1505 SALADO DRIVE
                        MOUNTAIN VIEW, CALIFORNIA 94043

                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 1997

                            ------------------------

                              GENERAL INFORMATION

     The enclosed proxy is solicited on behalf of the Board of Directors of Remedy Corporation, a Delaware corporation ("Remedy" or the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's offices at 2350 Bayshore Parkway, Mountain View, California 94043, on May 21, 1997, and at any adjournment or postponement of the Annual Meeting. These proxy solicitation materials were first mailed on or about April xx, 1997 to all stockholders entitled to vote at the Annual Meeting.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On March 28, 1997, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 27,042,797 shares of Common Stock outstanding. Each stockholder of record on March 28, 1997 is entitled to one vote for each share of Common Stock held by such stockholder on such date. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

QUORUM REQUIRED

     The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

     Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The five nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted towards a nominee's total. Stockholders may not cumulate votes in the election of directors.

     Proposal 2. Approval of the adoption of the amendment to and restatement of the Company's Certificate of Incorporation requires the affirmative vote of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as a vote against the proposal.

     Proposal 3. Approval of the adoption of the amendment to the Company's 1995 Stock Option/Stock Issuance Plan requires the affirmative vote of a majority of those shares present in person or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and thus, will not affect the outcome of the voting on the proposal.

     Proposal 4. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997 requires the affirmative vote of a majority of those shares present, in person or represented by proxy, and voted either affirmatively or negatively at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the proposal and thus, will not effect the outcome of the voting on the proposal.

PROXIES

     Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposals Nos. 2, 3 and 4 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

SOLICITATION OF PROXIES

     The cost of soliciting proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders will be borne by the Company. The Company has retained the services of Beacon Hill Partners to assist in the solicitation of proxies for which it will receive a fee from the Company of approximately $3,000, plus out-of-pocket expenses. In addition, the Company may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. The Company will furnish copies of solicitation material to such brokerage houses and other representatives. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, telecopy or telegram. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

STOCK DIVIDEND

     On February 15, 1996, the Board of Directors of the Company approved a three-for-two stock split on the Company's Common Stock. The stock split was effected in the form of a stock dividend and entitled each stockholder of record on March 11, 1996 to receive one additional share of Common Stock for each two shares of Common Stock held by such stockholder. The stock dividend was effected on March 25, 1996. On October 1, 1996, the Board of Directors of the Company approved a two-for-one stock split on the Company's Common Stock. The stock split was effected in the form of a stock dividend and entitled each stockholder of record on October 14, 1996 to receive one additional share of Common Stock for each share of Common Stock held by such stockholder. The stock dividend was effected on October 25, 1996. Except as otherwise provided herein, each of the share numbers and share prices referred to in this Proxy Statement reflects the stock dividend.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     The Company currently has authorized five directors. At the Annual Meeting, five directors are to be elected to serve until the Company's next Annual Meeting or until their successors are elected and qualified. The directors who are being nominated for reelection to the Board of Directors (the "Nominees"), their ages as of March 1, 1997, their positions and offices held with the Company and certain biographical information are set forth below. Each Nominee for election has agreed to serve if elected, and management has no reason to believe that any Nominee will be unavailable to serve. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the Nominees named below. The five Nominees receiving the highest number of affirmative votes of the shares represented and voting on this proposal at the Annual Meeting will be elected directors of the Company.

                                      YEAR FIRST            POSITIONS & OFFICES
          NAME             AGE     ELECTED DIRECTOR        HELD WITH THE COMPANY
-------------------------  ---     ----------------     ----------------------------
Lawrence L. Garlick        47            1990           Chairman of the Board and
                                                        Chief Executive Officer
David A. Mahler            40            1990           Vice President, Business
                                                        Development and Director
Harvey C. Jones, Jr.(1)    44            1994           Director
John F. Shoch(1)           47            1991           Director
James R. Swartz(1)         54            1991           Director

---------------

(1) Member of the Audit Committee and the Compensation Committee

     Mr. Garlick co-founded the Company in November 1990. Since that time he has served as Chairman of the Board and Chief Executive Officer of the Company. From September 1984 to June 1990, Mr. Garlick was employed by Sun Microsystems, Inc., a manufacturer of computer workstations, most recently as Vice President of Distributed Systems. Mr. Garlick holds B.S.E.E. and M.S.E.E. degrees in computer engineering from Stanford University.

     Mr. Mahler co-founded the Company in November 1990 and has been a director of the Company since that time. Mr. Mahler also currently serves as Vice President, Business Development of the Company. From November 1990 to June 1995, Mr. Mahler served as Vice President, Marketing of the Company. From November 1990 to March 1993, Mr. Mahler also served as Chief Financial Officer of the Company. From November 1978 to October 1990, Mr. Mahler was employed by Hewlett-Packard Company, a manufacturer of computers and related products, most recently as product marketing manager. Mr. Mahler holds a B.S. degree in computer science from Case Western Reserve University.

     Mr. Jones has been a director of the Company since November 1994. Mr. Jones has been the Chairman of the Board of Synopsys, Inc. ("Synopsys"), an electronic design automation company, since December 1992 and was first elected a director in 1988. Mr. Jones also served as Chief Executive Officer of Synopsys from December 1987 until January 1994 and as President of Synopsys from December 1987 until January 1993. Mr. Jones holds a B.S. degree in mathematics and computer science from Georgetown University and an M.S. degree in management from the Massachusetts Institute of Technology.

     Mr. Shoch has been a director of the Company since January 1991. Since 1985, Mr. Shoch has been a general partner at Asset Management Company, a venture capital management firm. Mr. Shoch is also a director of Conductus, Inc., a superconducting electronics company and Red Brick Systems, Inc., a data warehouse company. Mr. Shoch holds a B.S. in political science and an M.S. and a Ph.D. in computer science from Stanford University.

     Mr. Swartz has been a director of the Company since January 1991. Mr. Swartz has been managing partner of Accel Partners, a venture capital investment firm, since September 1983. Mr. Swartz is also a director of PictureTel Corporation, a developer and manufacturer of video conferencing systems, Farallon Communications, Inc., a developer and manufacturer of Internet/Intranet and LAN products and Polycom, Inc. a developer and manufacturer of audio and data conferencing systems. Mr. Swartz holds a B.A. in engineering and applied science from Harvard University and a M.S. in industrial administration from Carnegie-Mellon University.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the fiscal year ended December 31, 1996, the Board of Directors held 6 meetings and acted by written consent on 0 occasions. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board of Directors on which each such director served. During such year the Board of Directors had an Audit Committee and a Compensation Committee.

     During the fiscal year ended December 31, 1996 the Audit Committee held 4 meetings. The Audit Committee currently consists of three directors, Messrs. Jones, Shoch and Swartz. The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls.

     During the fiscal year ended December 31, 1996, the Compensation Committee held 7 meetings and acted by written consent on 19 occasions. The Compensation Committee currently consists of three directors, Messrs. Jones, Shoch and Swartz. The Compensation Committee is primarily responsible for reviewing and approving the Company's general compensation policies and setting compensation levels for the Company's executive officers and administering the Company's 1995 Stock Option/Stock Issuance Plan and the Company's Employee Stock Purchase Plan.

     The Company currently has no standing Nominating Committee. Nominations for election of directors at the Annual Meeting were made by the full Board of Directors of the Company.

DIRECTOR COMPENSATION

     Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors. Non-employee Board members are eligible to receive automatic option grants under the Company's 1995 Non-Employee Directors Stock Option Plan (the "Directors Plan"). As of March 28, 1997, there were three non-employee Board members eligible to participate in the Directors Plan. Under the Directors Plan, options may be granted to the non-employee members of the Board to purchase up to 168,750 shares of Common Stock. Each individual who was serving as a non-employee Board member on the date of the initial public offering received at that time, and each individual who first is elected or appointed as a non-employee Board member after that date will receive, an option grant to purchase 30,000 shares of Common Stock, provided such individual had not previously been granted an option. In addition, at each Annual Stockholders Meeting, beginning with the 1996 Annual Meeting, each individual who has served as a non-employee Board member for at least six months prior to such Annual Meeting will receive an additional option grant to purchase 7,500 shares of Common Stock. The option price for each option grant under the Directors Plan will be equal to the fair market value per share of Common Stock on the automatic grant date and each automatic option grant will be immediately exercisable for all of the option shares. The shares purchasable under the option will be subject to repurchase at the original exercise price in the event the optionee's Board service should cease prior to full vesting. With respect to each initial grant, the repurchase right shall lapse and the optionee vest in four (4) equal annual installments from the grant date. Each annual grant shall vest on the day immediately prior to the fourth Annual Meeting after the grant date. The option will remain exercisable for a 12-month period following the optionee's termination of service as a Board member for any reason. The option shares will become fully vested in the event of a Corporate Transaction or a Change in Control. The option shares will become vested in the event of the optionee's cessation of Board service by reason of death or disability as if he or she remained in service through the next Annual Meeting. Upon the occurrence of a hostile tender offer, the optionee will have a thirty (30) day period in which to surrender to the Company each automatic option that has been in effect for at least six (6) months in return for a cash distribution from the Company in an amount per canceled option share (whether or not the optionee is otherwise vested in those shares) equal to the excess of (i) the highest reported price per share of Common Stock paid in the tender offer over (ii) the option exercise price payable per share. Automatic grants of options to purchase 7,500 shares of Common Stock each were made to Messrs. Jones, Shoch and Swartz on May 21, 1996, at an exercise price of $42.50 per share. In connection with the 1997 Annual Meeting, Messrs. Jones, Shoch and Swartz will each receive automatic grants of options to purchase 7,500 shares of Common Stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED HEREIN.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 3, 1997 by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors and the executive officers named in the "Executive
Compensation -- Summary Compensation Table," and (iii) all current directors and executive officers as a group.

     Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                               SHARES OF COMMON STOCK
                                                             BENEFICIALLY OWNED (1)(2)
                                                            ----------------------------
                                                            NUMBER OF         PERCENTAGE
                         BENEFICIAL OWNER                    SHARES           OWNERSHIP
        --------------------------------------------------  ---------         ----------
        Amerindo Investment Advisors, Inc.................  3,271,134            12.1%
          One Embarcadero Center, Suite 2300
          San Francisco, CA 94111
        Pilgrim Baxter & Associates.......................  2,994,000            11.1%
          1255 Drummers Lane, Suite 300
          Wayne, PA 19087
        Lawrence L. Garlick...............................  3,293,737            12.2%
          Chairman of the Board and
          Chief Executive Officer
          1505 Salado Drive
          Mountain View, CA 94043
        David A. Mahler...................................  1,279,562             4.7%
          Vice President, Business Development and
             Director
          1505 Salado Drive
          Mountain View, CA 94043
        Bernard R. Cote...................................    220,723               *
          Vice President, Customer Support
        George A. de Urioste..............................    354,975             1.3%
          Vice President, Finance and Chief Financial
             Officer
        Vasu S. Devan(3)..................................    377,475             1.4%
          Vice President, Sales
        Harvey C. Jones, Jr...............................    142,500               *
          Director
        John F. Shoch.....................................    137,500               *
          Director
        James R. Swartz(4)................................    111,626               *
          Director
        All directors and executive officers as a group
          (11 persons)(3).................................  6,246,939           23.15

---------------

 *  Less than one percent

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

(2) The number of shares of Common Stock deemed outstanding as of March 3, 1997 includes the shares issuable pursuant to stock options that may be exercised within 60 days after March 3, 1997.

(3) Includes 950 shares held in trust for Mr. Devan's minor children.

(4) Includes 21,856 shares held by the Swartz Family Partnership, of which Mr. Swartz is the general partner.

                         COMPENSATION COMMITTEE REPORT

REPORT OF THE COMPENSATION COMMITTEE

     The following is the Report of the Compensation Committee of the Board of Directors, describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 1996.

  PURPOSE OF THE COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") of the Remedy Corporation Board of Directors has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer and other executive officers of the Company and to administer the Company's 1995 Stock Option/Stock Issuance Plan, under which grants may be made to such officers and other key employees, and the Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the Chief Executive Officer and other executive officers and certain other key employees each fiscal year. The Committee is comprised entirely of outside directors who have never served as officers of the Company.

     For the 1996 fiscal year, the process utilized by the Committee in determining executive officer compensation levels was based upon the Committee's subjective judgment. Among the factors considered by the Committee were the recommendations of the chief executive officer with respect to the compensation of the Company's executive officers. However, the Committee made the final compensation decisions concerning such officers.

  GENERAL COMPENSATION POLICY

     The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon increasing stockholder value and individual performance against defined objectives. It is the Committee's objective to have compensation be highly competitive with comparable talent at comparable public software companies (the "Peer Companies"). Compensation should include a meaningful equity in the Company, which strengthens the mutuality of interests between the executive officers and the stockholders. Each executive officer's compensation package will generally comprise three elements: (i) base salary, (ii) cash incentive bonuses, and (iii) long-term stock-based incentive awards.

     In preparing the performance graph for this Proxy Statement, the Company has selected the Hambrecht & Quist Software Index ("H&Q Index") for the peer group comparisons. The companies included in the H&Q Index will not necessarily be the same as the Peer Companies to be used by the Company as a reference in setting compensation levels in future years as the constituent members of the H&Q Index may not be competitive with the Company for executive talent or compensation information for one or more of such companies may not be available. In addition, certain companies may be included in the Peer Companies, even though they are not included in the H&Q Index, to the extent the Company competes for executive talent with those companies.

  BASE SALARY

     The base salary for each executive officer is set on the basis of personal performance and a review of comparable positions at the Peer Companies. The level of base salary set for such executive officers to date has been comparable to the average of the surveyed compensation data for the Peer Companies.

  ANNUAL INCENTIVE COMPENSATION

     Each year the Committee will establish a set of objectives for each executive officer, one based on Company performance and the second based on achievement of individual objectives. At the end of the fiscal year, the Committee will evaluate the objectives to determine whether the specified objectives were met and will determine whether extraordinary accomplishments should be considered in determining the bonus award. For 1996, target incentives varied by group and each Vice President's objectives required achievement of his group's objectives, as well as achievement of corporate revenue, earnings per share and operating profit targets. For the 1996 fiscal year, the Company exceeded its performance targets. For 1996, actual bonuses paid reflected an individual's accomplishment of both corporate and functional objectives, with greater weight being given to achievement of corporate rather than functional objectives.

  LONG-TERM INCENTIVE COMPENSATION

     During fiscal 1996, the Committee, in its discretion, made option grants to Messrs. Garlick, Mahler, Bergan, Cote, de Urioste, Devan, Miller and to Ms. Laub under the 1995 Stock Option/Stock Issuance Plan. Generally, the size of each grant was set at a level that the Committee deemed appropriate to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but there was also taken into account the individual's potential for future responsibility and promotion, the individual's performance in the recent period, and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion.

     The grants are designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option generally vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

  CEO COMPENSATION

     The annual base salary for Mr. Garlick, the Company's Chairman of the Board and Chief Executive Officer, was established by the Committee on April 23, 1996 for the period January 1 to December 31, 1996. The Committee's decision was made primarily on the basis of the Committee's subjective evaluation of Mr. Garlick's personal performance of his duties. Mr. Garlick's base salary is below the 50th percentile of the surveyed data for the Peer Companies.

     The remaining components of the Chief Executive Officer's 1996 fiscal year incentive compensation were entirely dependent upon financial performance and a measure of individual objectives and provided no dollar guarantees. The bonus paid to the Chief Executive Officer for the fiscal year was based on the same incentive plan as for all other officers. Specifically, a target incentive was established at the beginning of the year using an agreed-upon formula based on Company performance, such as revenue growth, earnings per share and operating profit. Each and every year, the annual incentive plan is reevaluated with a new achievement threshold and new targets for revenue growth and profitability. The option grant made to the Chief Executive Officer during the 1996 fiscal year was intended to reflect his years of service with the Company and to place a significant portion of his total compensation at risk, because the options will have no value unless there is appreciation in the value of the Company's Common Stock over the option term.

  TAX LIMITATION

     As a result of federal tax legislation enacted in 1993, a publicly held company such as Remedy Corporation will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. This limitation will be in effect for all fiscal years of the Company beginning after January 1, 1994, but it is not expected that the compensation to be paid to the Company's executive officers for the 1997 fiscal year will exceed the $1 million limit per officer. In addition, the stockholders approved a provision of the Company's 1995 Stock Option/Stock Issuance Plan that imposes a limit on the maximum number of shares of Common Stock for which any one participant may be granted stock options each calendar year over the remaining term of the Plan. Accordingly, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1995 Stock Option/Stock Issuance Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation.

                                          COMPENSATION COMMITTEE

                                          Harvey C. Jones, Jr.
                                          John F. Shoch
                                          James R. Swartz

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors was formed in November, 1994 and the members of the Compensation Committee are Messrs. Jones, Shoch and Swartz. None of the members of the Compensation Committee was at any time during the 1996 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                            STOCK PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between March 17, 1995 (the date the Company's Common Stock commenced public trading) and December 31, 1996 with the cumulative total return of (i) the S&P 500 Index and (ii) the Hambrecht & Quist Software Index, over the same period. This graph assumes the investment of $100.00 on March 17, 1995 in the Company's Common Stock, the S&P 500 Index and the Hambrecht & Quist Software Index, and assumes the reinvestment of dividends, if any.

     The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Research Data Group, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

       COMPARISON OF CUMULATIVE TOTAL RETURN(1) AMONG REMEDY CORPORATION,
           THE S&P 500 INDEX AND THE HAMBRECHT & QUIST SOFTWARE INDEX

                                              CUMULATIVE TOTAL RETURN
                                              -----------------------
                                                      3/17/95  12/95   12/96
REMEDY CORP                             RMDY            100     174     474
S&P 500                                 1500            100     127     156
H&Q COMPUTER SOFTWARE                   IHCS            100     124     151

     The Company effected its initial public offering on March 16, 1995 at a per share price of $7.67 (as adjusted to reflect the March 1996 and October 1996 stock dividend). The graph above commences with the first trading day closing price ($11.33) (as adjusted to reflect the March 1996 and October 1996 stock dividend). Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following table sets forth the compensation earned by the Company's Chief Executive Officer and each of the other four most highly compensated executive officers (the "Named Officers") whose compensation for the fiscal year ended December 31, 1996 exceeded $100,000 for services rendered in all capacities to the Company during the last three fiscal years.

                                                                                           LONG-TERM
                                                     ANNUAL COMPENSATION                  COMPENSATION
                                          ------------------------------------------         AWARDS
            NAME AND PRESENT                                            OTHER ANNUAL       SECURITIES
           PRINCIPAL POSITION             YEAR   SALARY(1)    BONUS     COMPENSATION   UNDERLYING OPTIONS
----------------------------------------  ----   ---------   --------   ------------   ------------------
Lawrence L. Garlick.....................  1996   $ 192,000   $181,250            0            75,000
  Chairman of the Board and               1995   $ 175,006   $147,697            0            60,000
  Chief Executive Officer                 1994   $ 170,000   $ 14,484            0           183,000
Bernard R. Cote.........................  1996   $ 185,000   $148,950     $ 26,250(2)         60,000
  Vice President, Customer Support        1995   $ 168,532   $120,972     $ 30,000(2)         45,000
                                          1994   $ 150,000   $ 13,058     $ 36,150(2)         50,700
George A. de Urioste....................  1996   $ 155,000   $119,625            0            45,000
  Vice President, Finance and             1995   $ 131,716   $110,795            0            36,000
  Chief Financial Officer...............  1994   $ 115,538   $ 12,714            0            24,000
Vasu S. Devan...........................  1996   $ 165,000   $132,250            0            45,000
  Vice President, Sales                   1995   $ 150,000   $118,825            0            24,000
                                          1994   $ 150,000   $ 12,780            0            65,700
David A. Mahler.........................  1996   $ 155,000   $106,875            0            45,000
  Vice President, Business                1995   $ 145,006   $ 95,270            0            30,000
  Development and Director..............  1994   $ 140,000   $ 11,928            0           117,000

---------------

(1) Salary includes amounts deferred under the Company's 401(k) Plan.

(2) Housing allowance.

     The following table sets forth further information regarding individual grants of options for the Company's Common Stock during fiscal 1996 to the Named Officers. Such grants were made pursuant to the Company's 1995 Stock Option/Stock Issuance Plan. In accordance with the rules of the Securities and Exchange Commission ("SEC"), the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

     Except for the limited stock appreciation rights described in Footnote (3) below, which forms part of certain option grants made to each Named Officer, no stock appreciation rights were granted to such officers during the 1996 fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS(1)
                        ----------------------------------------------------------------------------------
                                                                                     POTENTIAL REALIZABLE
                                                                                       VALUE AT ASSUMED
                                           % OF TOTAL                                ANNUAL RATES OF STOCK
                           NUMBER OF         OPTIONS                                  PRICE APPRECIATION
                          SECURITIES       GRANTED TO    EXERCISE OR                  FOR OPTION TERM(2)
                          UNDERLYING      EMPLOYEES IN    BASE PRICE    EXPIRATION   ---------------------
         NAME           OPTIONS GRANTED    FISCAL YEAR   PER SHARE(3)      DATE       5%($)       10%($)
----------------------  ---------------   -------------  ------------   ----------   --------   ----------
Lawrence L. Garlick...       75,000           3.02%         $17.92        01/11/06   $845,077   $2,141,592
Bernard R. Cote.......       60,000           2.42%         $17.92        01/11/06   $676,062   $1,713,273
George A. de
  Urioste.............       45,000           1.81%         $17.92        01/11/06   $507,046   $1,284,955
Vasu S. Devan.........       45,000           1.81%         $17.92        01/11/06   $507,046   $1,284,955
David A. Mahler.......       45,000           1.81%         $17.92        01/11/06   $507,046   $1,284,955

---------------

(1) Each of the options listed in the table was granted on January 11, 1996. The exercise price for each option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise. The plan administrator has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company. Under each of the options, the option shares will vest upon an acquisition of the Company by merger or asset sale, unless the Company's repurchase right with respect to the unvested option shares is transferred to the acquiring entity.

(2) There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(3) Options become exercisable to the extent of 25% after one year from the vesting commencement date and the remainder in a series of equal monthly installments over a period of 36 months. Certain options include a limited stock appreciation right that will result in the cancellation of that option, to the extent exercisable for one or more option shares, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return for the canceled option, the optionee will receive a cash distribution per canceled option share equal to the excess of (i) the highest price per share of Common Stock paid in such tender offer over (ii) the exercise price payable per share under the canceled option.

     The following table sets forth, for each of the Named Officers, the year-end value of unexercised options. No options were exercised by the Named Officers in 1996. No stock appreciation rights were exercised during such fiscal year by the Named Officers, and except for the limited stock appreciation rights described in footnote (3) to the Option Grant Table that form part of the outstanding stock options held by those officers, no stock appreciation rights were outstanding at the end of that fiscal year.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                NUMBER OF SECURITIES
                                               UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED IN-THE-
                                                  OPTIONS AT FY-END            MONEY OPTIONS AT FY-END(1)
                                            -----------------------------     -----------------------------
                   NAME                     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
------------------------------------------  -----------     -------------     -----------     -------------
Lawrence L. Garlick.......................    175,186          142,814        $ 9,125,614      $ 6,061,796
Bernard R. Cote...........................     59,912           95,788        $ 3,018,561      $ 3,875,388
George A. de Urioste......................    175,312           76,688        $ 9,275,184      $ 3,171,441
Vasu S. Devan.............................    120,635           74,755        $ 6,370,804      $ 3,112,206
David A. Mahler...........................    108,625           83,375        $ 5,694,219      $ 3,547,781

---------------

(1) Market value of underlying securities at fiscal year ended December 31, 1996 ($53.75) minus the exercise price.

            EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

     None of the Company's executive officers have employment or severance agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors.

     The Compensation Committee has the authority under the 1995 Stock Option/Stock Issuance Plan to provide for the acceleration of options and the vesting of the shares of Common Stock subject to the outstanding options held by the Chief Executive Officer and the Company's other executive officers under that Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On March 17, 1995, Mr. Jones, a member of the Company's Board of Directors, purchased 60,000 shares of Common Stock in the Company's initial public offering of Common Stock at the price of $7.67 per share.

             PROPOSAL NO. 2 -- AMENDMENT TO AND RESTATEMENT OF THE
                     COMPANY'S CERTIFICATE OF INCORPORATION

     The Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend and restate the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 60,000,000 to 120,000,000 shares and to increase the number of authorized shares of Preferred Stock of the Company from 10,000,000 to 20,000,000 shares. Accordingly, the Board of Directors has unanimously approved the proposed Amended and Restated Certificate of Incorporation, in substantially the form attached hereto as Exhibit A (the "Restated Certificate"), and hereby solicits the approval of the Company's stockholders of the Restated Certificate. If the stockholders approve the Restated Certificate, the Board of Directors currently intends to file the Restated Certificate with the Secretary of State of the State of Delaware as soon as practicable following such stockholder approval. If the Restated Certificate is not approved by the stockholders, the existing Certificate of Incorporation will continue in effect.

     The objectives of the increases in the authorized number of shares of Common Stock and Preferred Stock are to ensure that the Company has sufficient shares available for future issuances. The Board of

Directors believes that it is prudent to increase the authorized number of shares of Common Stock and Preferred Stock to the proposed levels in order to provide a reserve of shares available for issuance to meet business needs as they arise. Such future activities may include, without limitation, financings, establishing strategic relationships with corporate partners, providing equity incentives to employees, officers or directors, or effecting stock splits or dividends. The additional shares of Common Stock or Preferred Stock authorized may also be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. Although the Company has no present obligation to issue additional shares of Common Stock or Preferred Stock (except pursuant to employee stock incentive plans), the Company may continue to evaluate potential acquisitions of or investments with third parties. However, the Company currently has no specific plans to enter into any such transaction.

POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT TO AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION

     If the stockholders approve the proposed Restated Certificate, the Board of Directors may cause the issuance of additional shares of Common Stock or Preferred Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any securities exchange on which shares of Common Stock and Preferred Stock of the Company are then listed. Current holders of Common Stock have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their appropriate ownership thereof. The issuance of additional shares of Common Stock or Preferred Stock would decrease the proportionate equity interest of the Company's current stockholders and, depending upon the price paid for such additional shares, could result in dilution to the Company's current stockholders.

     In addition, the Board of Directors could use authorized but unissued shares to create impediments to a takeover or a transfer of control of the Company. For example, the Board of Directors has the authority to issue the Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others. At present, the Company has no plans to issue any of the Preferred Stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE OR THE APPROVAL OF THE AMENDMENT TO AND RESTATEMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION.

    PROPOSAL NO. 3 -- AMENDMENT TO THE 1995 STOCK OPTION/STOCK ISSUANCE PLAN

     The Remedy Corporation 1995 Stock Option/Stock Issuance Plan (the "Option Plan") was created in order to assist the Company in the recruitment, retention and motivation of key employees who are experienced, highly qualified and in a position to make material contributions to the Company's success. The limited number of skilled and experienced employees in this industry are in demand by a growing number of employers. The Company believes that stock options are critical in attracting and retaining these key contributors. During fiscal 1996, the Company granted options under the Option Plan at a greater than anticipated rate due to revenue growth and increased hiring. If such growth continues in future years, the share reserve under the Option Plan will not be adequate for the number of option grants to employees required. Accordingly, the Board has approved an automatic increase to ensure a sufficient number of shares will be available for recruitment and retention purposes.

     The stockholders are being asked to vote on a proposal to approve an amendment to the Option Plan to (i) provide for automatic annual increases in the share reserve in 1997 and 1998, and (ii) make certain other changes to delete provisions made inapplicable by changes to SEC rules governing option grants to officers and directors subject to the short-swing profit rules of the Federal securities laws. The proxy holders intend to vote all proxies received by them FOR the Amendment to the 1995 Stock Option/Stock Issuance Plan. The Option Plan was adopted on January 17, 1995, approved by the stockholders on February 21, 1995 and became effective on March 17, 1995 upon the Corporation's initial public offering. The Company established the Option Plan as a successor to the 1991 Stock Option and Restricted Stock Plan ("Predecessor Plan") to provide a means whereby employees, officers, directors, consultants, and independent advisors of the Company or parent or subsidiary corporations may be given an opportunity to purchase shares of Common Stock. The Board of Directors believes that option grants and the stock issuances under the Option Plan play an important role in the Company's efforts to attract, employ and retain employees, directors, and consultants of outstanding ability.

     The principal terms and provisions of the Option Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Option Plan. A copy of the Option Plan will be furnished by the Company to any stockholder upon written request to the Secretary of the Company at the executive offices in Mountain View, California.

     Structure. The Option Plan is divided into (i) the Option Grant Program under which employees (including officers), consultants, and independent contractors may, at the discretion of the Committee, be granted options to purchase shares of Common Stock at an exercise price not less than 85% of their fair market value on the grant date and (ii) the Stock Issuance Program, under which such persons may, in the Committee's discretion, be issued shares of Common Stock directly through the purchase of such shares at a price not less than eighty-five percent (85%) of their fair market value at the time of their issuance or as a bonus tied to the performance of services.

     Administration. The Compensation Committee of the Board, which is comprised of two (2) or more Board members, administers the Option Plan. Committee members serve for such period of time as the Board may determine. No Board member may serve on the Committee if he or she has received an option grant or stock award under the Option Plan or under any other stock plan of the Company or its parent or subsidiary corporations within the twelve (12) month period preceding his or her appointment to the Committee, other than grants under the Company's 1995 Non-Employee Directors Stock Option Plan. The Option Plan may also be administered with respect to optionees who are not executive officers subject to the short-swing profit rules of Federal securities laws by the Board or a secondary committee comprised of one or more Board members.

     The Committee (or Board or secondary committee to the extent acting as plan administrator) has full authority (subject to the express provisions of the Option Plan) to determine the eligible individuals who are to receive grants under the Option Plan, the number of shares to be covered by each granted option, the date or dates on which the option is to become exercisable, the maximum term for which the option is to remain outstanding, whether the granted option will be an incentive stock option ("Incentive Option") that satisfies the requirements of Code section 422 or a non-statutory option not intended to meet such requirements, and the remaining provisions of the option grant.

     Eligibility. Employees (including officers), consultants and independent contractors who render services to the Company or its subsidiary corporations (whether now existing or subsequently established) are eligible to receive option grants or stock issuances under the Option Plan. Non-employee members of the Board are eligible solely for automatic grants under the 1995 Non-Employee Directors Stock Option Plan.

     As of March 3, 1997, approximately 452 persons (including nine officers) were eligible to participate in the Option Plan.

     Securities Subject to Option Plan. The maximum number of shares of Common Stock which may be issued over the term of the Option Plan is 12,649,780 shares. The Option Plan originally provided that the number of shares of Common Stock available for issuance under the Option Plan would automatically increase on the first trading day of the 1996 and 1997 calendar years by an amount equal to five percent (5%) of the shares of Common Stock and Common Stock equivalents outstanding on December 31 of the immediately preceding calendar year and each such automatic increase could not exceed 1,500,000 shares. As a result, 1,459,848 shares of Common Stock were added to the pool on January 1, 1996 and 1,500,000 shares of Common Stock were added to the pool on January 1, 1997. The amendment to the Option Plan which is the subject of this Proposal No. 3 would extend the automatic increase by one more year and increase the amount of the increase to 10%. Therefore, assuming that the stockholders approve the amendment, the number of shares of Common Stock available for issuance under the Option Plan would automatically increase on the first trading day of the 1997 and 1998 calendar years by an amount equal to ten percent (10%) of the shares of Common Stock and Common Stock equivalents outstanding on December 31 of the immediately preceding calendar year; such automatic annual increase may not exceed 4,000,000 shares. As a result of this amendment, the number of shares authorized for issuance under the Option Plan would be increased on January 1, 1997 by a total of 3,053,932 shares of Common Stock.

     No one person participating in the Option Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 1,200,000 shares of Common Stock (after giving effect to the stock dividends effected by the Company) per calendar year. Prior to the amendment of the Option Plan which is the subject of this Proposal No. 3, the per person limit applied to all options, separately exercisable stock appreciation rights and direct stock issuances awarded over the term of the Option Plan.

     Should an option expire or terminate for any reason prior to exercise in full, including options incorporated from the Predecessor Plan, the shares subject to the portion of the option not so exercised will be available for subsequent option grants under the Option Plan.

OPTION GRANT PROGRAM

     Price and Exercisability. The option exercise price per share in the case of an Incentive Option may not be less than one hundred percent (100%) of the fair market value of the Common Stock on the grant date and, in the case of a non-statutory option, eighty-five percent (85%) of the fair market value of the Common Stock on the grant date. Options granted under the Option Grant Program become exercisable at such time or times and during such period as the Committee may determine and set forth in the instrument evidencing the option grant.

     The exercise price may be paid in cash or in shares of Common Stock. Options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm is to effect the immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes. The Committee may also assist any optionee (including an officer or director) in the exercise of his or her outstanding options by (a) authorizing a Company loan to the optionee or (b) permitting the optionee to pay the exercise price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the Committee in its sole discretion.

     No optionee is to have any stockholder rights with respect to the option shares until the optionee has exercised the option, paid the exercise price and become a holder of record of the shares. Options are not assignable or transferable other than by will or the laws of descent and distribution, and during the optionee's lifetime, the option may be exercised only by the optionee.

     Termination of Service. Any option held by the optionee at the time of cessation of service will not remain exercisable beyond the designated post-service exercise period. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only to the extent of the number of shares of Common Stock in which the optionee is vested at the time of cessation of service. The Committee has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     The shares of Common Stock acquired upon the exercise of one or more options may be subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in such shares. The Committee has complete discretion in establishing the vesting schedule to be in effect for any such unvested shares and may cancel the Company's outstanding repurchase rights with respect to those shares at any time, thereby accelerating the vesting of the shares subject to the canceled rights.

     Incentive Options. Incentive Options may only be granted to individuals who are employees of the Company or its parent or subsidiary corporation. During any calendar year, the aggregate fair market value (determined as of the grant date(s)) of the Common Stock for which one or more options granted to any employee under the Option Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under section 422 of the Code shall not exceed $100,000.

     Limited Stock Appreciation Rights. One or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may, at the discretion of the Committee, be granted limited stock appreciation rights in connection with their option grants under the Option Plan. Any option with such a limited stock appreciation right in effect for at least six (6) months will automatically be canceled, to the extent exercisable for one or more vested option shares, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return, the officer will be entitled to a cash distribution from the Company in an amount per canceled option share equal to the excess of (i) the highest price per share of Common Stock paid in the tender offer over (ii) the option exercise price.

STOCK ISSUANCE PROGRAM

     Shares may be sold under the Stock Issuance Program at a price per share not less than eighty-five percent (85%) of fair market value, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

     The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Committee will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Option Plan.

GENERAL PROVISIONS

     Acceleration of Options/Termination of Repurchase Rights. Upon the occurrence of either of the following transactions (a "Corporate Transaction"):

          (i) the sale, transfer, or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company, or

          (ii) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those immediately prior to such transaction, each outstanding option under the Option Plan will, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares at the time subject to such option. However, an outstanding option shall not accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent), (ii) such option is to be replaced with a cash incentive program of the successor corporation that preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Committee at the time of the option grant. No such acceleration will occur, however, if the option is either to be assumed by the successor corporation or replaced by a comparable option to purchase shares of the capital stock of the successor corporation. Immediately following the consummation of the Corporate Transaction, all outstanding options will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

     Also upon a Corporate Transaction, the Company's outstanding repurchase rights will terminate automatically unless assigned to the successor corporation.

     Any options that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall automatically accelerate (and any of the Company's outstanding repurchase rights that do not otherwise terminate at the time of the Corporate Transaction shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full) in the event the optionee's service should subsequently terminate by reason of an involuntary termination within eighteen (18) months following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the involuntary termination.

     Upon the occurrence of the following transactions ("Change in Control"):

          (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) acquires beneficial ownership of more than fifty percent (50%) of the Company's outstanding voting stock without the Board's recommendation, or

          (ii) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases by reason of a proxy contest, to be comprised of individuals who (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for selection as Board members by a majority of the Board in (a) who were still in office at the time such election or nomination was approved by the Board, the Committee has the discretion to accelerate outstanding options and terminate the Company's outstanding repurchase rights. The Committee also has the discretion to terminate the Company's outstanding repurchase rights upon the subsequent termination of the optionee's service within a specified period following the Change in Control.

     The acceleration of options in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of the Company.

     Valuation. For purposes of establishing the option price and for all other valuation purposes under the Option Plan, the fair market value of a share of Common Stock on any relevant date will be the closing price per share of Common Stock on that date, as such price is reported on the Nasdaq National Market System. The closing price of the Common Stock on March 27, 1997 was $40.75 per share.

     Changes in Capitalization. In the event any change is made to the Common Stock issuable under the Option Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Option Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances per calendar year, (iii) the maximum number and/or class of securities for which the share reserve is to increase automatically each year, and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the Predecessor Plan) in order to prevent the dilution or enlargement of benefits thereunder.

     Each outstanding option that is assumed in connection with a Corporate Transaction will be appropriately adjusted to apply and pertain to the number and class of securities that would otherwise have been issued, in consummation of such Corporate Transaction, to the option holder had the option been exercised immediately prior to the Corporate Transaction. Appropriate adjustments will also be made to the option price payable per share and to the class and number of securities available for future issuance under the Option Plan on both an aggregate and a per-participant basis.

     Option Plan Amendments. The Board may amend or modify the Option Plan in any and all respects whatsoever. However, the Board may not, without the approval of the Company's stockholders, (i) materially increase the maximum number of shares issuable under the Option Plan (except in connection with certain changes in capitalization), or (ii) materially modify the eligibility requirements for option grants. Prior to the amendment of the Option Plan which is the subject of this Proposal No. 3, the Board could not, without stockholder approval, amend the Option Plan to materially increase the benefits accruing to participants under the Option Plan.

     Unless sooner terminated by the Board, the Option Plan will in all events terminate on April 30, 2005. Any options outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

     As of March 3, 1997, options covering 5,981,929 shares were outstanding under the Option Plan, 2,385,870 shares remained available for future option grant assuming stockholder approval of this Proposal No. 3, and 11,895,863 shares have been issued under the Option Plan. The expiration dates for all such options range from September 18, 2001 to March 17, 2007.

     No options have been granted on the basis of the proposed share increase. Because the Option Plan is discretionary, benefits to be received by individual optionees are not determinable. The table below shows, as to each of the executive officers named in the Summary Compensation Table and the various indicated individuals and groups, (i) the number of shares of Common Stock for which options have been granted under the Option Plan for the one (1)-year period ending December 31, 1996 plus the period through March 3, 1997 and (ii) the weighted average exercise price payable per share. No direct stock issuances have been made under the Option Plan to date.

NEW PLAN BENEFITS AND OPTION GRANT TABLE

                                                                            WEIGHTED AVERAGE
                                                        NUMBER OF           EXERCISE PRICE OF
                     NAME AND POSITION                OPTION SHARES          GRANTED OPTIONS
        --------------------------------------------  -------------         -----------------
        Lawrence L. Garlick.........................      115,000                $ 25.60
        Bernard R. Cote.............................       90,000                $ 25.28
        George A. de Urioste........................       70,000                $ 25.80
        Vasu S. Devan...............................       70,000                $ 25.80
        David A. Mahler.............................       70,000                $ 25.80
        Executive Officers as a group (8 persons)...      647,500                $ 27.04
        Non-employee directors as a group (3
          persons)..................................         0(1)                      0
        All employees, including current officers
          who are not executive officers,
          as a group (approximately 441 persons)....    2,277,417                $ 31.28

---------------

(1) Non-employee directors are not eligible for grants under the 1995 Stock Option/Stock Issuance Plan.

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS GRANTED UNDER THE OPTION PLAN

     Options granted under the Option Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The excess of the fair market value of the purchased shares over the exercise price paid for the shares on the date of exercise will be includible in alternative minimum taxable income. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

     For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares by the Company's executive officers will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

     Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     Special provisions of the Internal Revenue Code apply to the acquisition of Common Stock under a non-statutory option if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

          (i) If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date such repurchase right lapses with respect to such shares over (b) the exercise price paid for the shares.

          (ii) The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (a) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company's repurchase right) over (b) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

     Stock Appreciation Rights. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

     Stock Issuances. The tax principles applicable to direct stock issuances under the Option Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

ACCOUNTING TREATMENT

     Under present accounting principles, neither the grant nor the exercise of options issued with an exercise price equal to the fair market value of the option shares on the grant date will result in any charge to the Company's earnings. However, the number of outstanding options may be a factor in determining the Company's reported earnings per share.

     Should one or more optionees be granted stock appreciation rights that have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to be charged periodically against the Company's earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of Common Stock subject to such outstanding stock appreciation rights has increased from prior quarter-end will be accrued as compensation expense to the extent such fair market value is in excess of the aggregate exercise price in effect for such rights.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1995 STOCK OPTION/STOCK ISSUANCE PLAN.

             PROPOSAL NO. 4 -- RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1997. Ernst & Young LLP has audited the Company's financial statements since the fiscal year ended December 31, 1992.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. The affirmative vote of the holders of a majority of the Company's Common Stock represented and voting on this proposal at the meeting is required to ratify the Board's selection of Ernst & Young LLP.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE OR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1997.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 1996 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1996 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except Ms. Laub, who filed 3 reports reflecting 3 transactions late.

                                   FORM 10-K

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S REPORT ON FORM 10-K FOR FISCAL YEAR 1996, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO REMEDY CORPORATION, 1505 SALADO DRIVE, MOUNTAIN VIEW, CALIFORNIA 94043, ATTN: INVESTOR RELATIONS.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Stockholder proposals that are intended to be presented at the 1998 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company no later than December 12, 1997 in order to be included. Such stockholder proposals should be addressed to Remedy Corporation, 1505 Salado Drive, Mountain View, California 94043, Attn: Investor Relations.

                                 OTHER MATTERS

     The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ LAWRENCE L. GARLICK
                                          LAWRENCE L. GARLICK
                                          Chairman of the Board and
                                          Chief Executive Officer

Mountain View, California
April xx, 1997

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

     THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

                                                                       EXHIBIT A

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               REMEDY CORPORATION
                             A DELAWARE CORPORATION
                       (PURSUANT TO SECTIONS 242 AND 245
                    OF THE DELAWARE GENERAL CORPORATION LAW)

     REMEDY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

     ONE: That the name of the corporation is Remedy Corporation and that the corporation was originally incorporated on November 20, 1990, under the name of Remedy Corp., pursuant to the General Corporation Law.

     TWO: That the Board of Directors of the corporation, by unanimous vote, adopted resolutions proposing to amend and restate the Certificate of Incorporation of the corporation and authorizing the appropriate officers of the corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

     "RESOLVED, that the Certificate of Incorporation of the corporation (the "Certificate") be amended and restated in its entirety as follows:

                                   ARTICLE I

     The name of this corporation is Remedy Corporation.

                                   ARTICLE II

     The address of the registered office of this corporation in the State of Delaware is 32 Loockerman Square, Suite L-100 in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

     This corporation is authorized to issue two classes of stock to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is One Hundred Twenty Million (120,000,000), par value $0.00005 per share, and the number of shares of Preferred Stock authorized to be issued is Twenty Million (20,000,000), par value $0.00005 per share.

     The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors is hereby authorized, in the resolution or resolutions adopted by the Board of Directors providing for the issue of any wholly unissued series of Preferred Stock, within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE V

     Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend, and rescind any or all of the Bylaws of this corporation.

                                   ARTICLE VI

     The number of directors of this corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                  ARTICLE VII

     Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

                                  ARTICLE VIII

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

                                   ARTICLE IX

     A director of this corporation shall, to the full extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE X

     No action required to be taken or that may be taken at any annual or special meeting of the stockholders of this corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                                   ARTICLE XI

     To the fullest extent permitted by applicable law, this corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

     Any repeal or modification of any of the foregoing provisions of this Article shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

                                  ARTICLE XII

     This corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation."

                                   *  *  *  *

     THREE: That thereafter said amendment and restatement was duly adopted in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law by obtaining a majority vote of the Common Stock in favor of said amendment and restatement in the manner set forth in Section 222 of the General Corporation Law.

     IN WITNESS WHEREOF, REMEDY CORPORATION has caused its corporate seal to be hereunto affixed and this Amended and Restated Certificate of Incorporation to be signed by its President and attested to by its Secretary this 25th day of February 1997.

REMEDY CORPORATION

--------------------------------------
Lawrence L. Garlick, Chairman of the
Board and Chief Executive Officer

ATTEST

--------------------------------------
Robert V. Gunderson, Jr., Secretary

PROXY                                                                     PROXY


                               REMEDY CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 1996

        The undersigned hereby appoints LAWRENCE L. GARLICK and GEORGE A. DE URIOSTE, or either of them, as proxies for the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Remedy Corporation to be held on May 21, 1996 at 4:00 p.m., local time, or at any adjournment or postponement thereof. This Proxy, when properly executed, will be voted in accordance with your indicated directions. If no direction is made, this Proxy will be voted FOR proposals 1, 2, 3 and 4.

        The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4.

        YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                 (Continued and to be signed on reverse side.)

                               REMEDY CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

1.  Election of Directors
    Nominees: L. Garlick, D. Mahler,
    H. Jones, Jr., J. Shoch, J. Swartz
    Nominee Exception
    ____________________________________________________


                                                 For All
                       For        Withheld        Except
                       //           //             //

2. To approve the amendment and restatement of the Company's Certificate of Incorporation to (i) increase the number of shares of Common Stock authorized to be issued from 20,000,000 to 60,000,000, and (ii) increase the number of shares of Preferred Stock authorized to be issued from 2,000,000 to 10,000,000.

                       For        Against         Abstain
                       //           //             //

3. To approve the amendment to the Company's Employee Stock Purchase Plan ("Plan") to (i) provide for new 24-month enrollment period every six months,
    (ii) permit participants to contribute a maximum of 20% eligible compensation, (iii) increase the maximum amount of payroll deductions by a participant during any semi-annual purchase period to $10,000, and (iv) expand types of compensation eligible for withholding under the Plan to include commissions, bonuses and certain other cash compensation.

                       For        Against         Abstain
                       //           //             //

4. To ratify Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1996.

                       For        Against         Abstain
                       //           //             //


                                        Mark here for address change and
                                        note new address below: //

                                        The undersigned acknowledges receipt of
                                        the Notice of Annual Meeting of
                                        Stockholders and of the Proxy Statement.

                                        Please sign exactly as your name(s) is
                                        (are) shown on the stock certificate to
                                        which the proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature(s)___________________________________________  Date: ________________